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                                                                    EXHIBIT 10.5

                             RESTRICTED STOCK RIGHT
                                 AWARD AGREEMENT
                               eFunds Corporation
                            2000 STOCK INCENTIVE PLAN


THIS RESTRICTED STOCK RIGHT AWARD AGREEMENT (this "Agreement") is made and entered into as of the 14th day of February, 2003, by and between eFunds Corporation, a corporation incorporated under the laws of the State of Delaware, United States of America, and Steven F. Coleman (the "Recipient").

RECITALS:

      WHEREAS, the Company has adopted the eFunds Corporation 2000 Stock Incentive Plan, as the same may be amended from time to time (the "Plan"), pursuant to which it may grant Awards to Eligible Persons;

      WHEREAS, all capitalized and undefined terms used herein shall have the meanings given to them in the Plan, unless otherwise defined herein; and

      WHEREAS, the Recipient has provided or is expected to provide valuable services to the Company or its Affiliates as an officer, employee or consultant of or to the Company or any of its Affiliates and the Company desires to recognize the Recipient for such services by granting to the Recipient an award upon and subject to the terms and conditions of this Agreement and the Plan; and

      WHEREAS, the Company and the Recipient are parties to that certain Change in Control Agreement, dated as of May 12, 2000 (as amended the "Change in Control Agreement").

NOW THEREFORE the parties hereto agree as follows:

Section 1.  Award.

      (a) The Company, effective as of the date of this Agreement, hereby grants to the Recipient, and the Recipient hereby accepts from the Company, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement and the Plan, the right (the "Restricted Stock Right") to receive 6,921 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share.

       (b) All or a portion of the Restricted Stock Right shall vest and be converted into Shares upon the earlier to occur (the date of such occurrence being hereinafter referred to as the "Vesting Date") of (i) the date in 2004 that bonuses are paid pursuant to the Company's Annual Incentive Plan (the "AIP"), (ii) March 31, 2004 or (iii) the date such vesting is mandated by
Section V(A)(3) of the Change in Control Agreement. The portion of the Restricted Stock Right that shall vest and be converted into Shares on the Vesting Date shall be equal to the average Achievement Percentage attained by the Company with regard to its


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Corporate Revenue and Operating Income Performance Factors under the AIP for the year ending December 31, 2003; provided, however, that in no event may the portion of the Restricted Stock Right that so vests exceed 100%; and provided, further, that 100% of the Restricted Stock Right shall be converted into Shares if the vesting of such Right is pursuant to Section V(A)(3) of the Change in Control Agreement. ANY PORTION OF THE RESTRICTED STOCK RIGHT WHICH DOES NOT VEST ON THE VESTING DATE SHALL BE FORFEITED. FURTHER, ANY PORTION OF THE RESTRICTED STOCK RIGHT WHICH SHALL NOT HAVE VESTED ON OR PRIOR TO THE DATE OF ANY TERMINATION OF RECIPIENT'S EMPLOYMENT BY THE COMPANY AND ITS AFFILIATES, WHETHER SUCH TERMINATION IS BY THE COMPANY OR THE RECIPIENT AND FOR ANY REASON OR NO REASON, SHALL BE IMMEDIATELY FORFEITED AND RECIPIENT SHALL RETAIN NO RESIDUAL RIGHTS THEREIN WHATSOEVER.

Section 2. Issuance of Stock Certificate.

A stock certificate representing any Shares into which all or a portion of the Restricted Stock Right is converted upon the vesting thereof shall be issued to Recipient as soon as administratively feasible following the Vesting Date. Alternatively, the Shares received upon such vesting may be transferred by book entry to an account designated by Recipient.

Section 3. Tax Withholding.

In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the conversion of all or a portion of the Restricted Stock Right into Shares, and in order to comply with all applicable income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable income, withholding, social, payroll or other taxes, which are the sole and absolute responsibility of the Recipient, are withheld or collected from the Recipient. Recipient may, at the Recipient's election (the "Tax Election"), satisfy the applicable tax withholding obligations by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon conversion of the Restricted Stock Right having a fair market value equal to the amount of such taxes, (b) delivering to the Company shares of Common Stock previously owned by the Recipient having a fair market value equal to the amount of such taxes or (c) delivering to the Company cash or a check in the amount of such taxes. The Tax Election must be made on or before the date that the amount of tax to be withheld is determined and if no Tax Election is so made, the Recipient shall be deemed to have elected to satisfy such withholding requirement pursuant to the option outlined in clause (a) above.

Section 4. No Transfer.

The Recipient shall not, directly or indirectly, sell, pledge or otherwise transfer or dispose of any portion of the Restricted Stock Right or the rights and privileges pertaining thereto. Prior to the Vesting Date, neither the Restricted Stock Right nor the Shares subject thereto shall be liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Recipient, nor will they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

Section 5.  Certain Legal Restrictions.


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The Company will not be obligated to sell or issue any Shares upon conversion of all or any portion of the Restricted Stock Right or otherwise unless the issuance and delivery of such Shares complies, in the judgment of the Company, with all relevant provisions of applicable law and other legal requirements including, without limitation, any applicable securities laws and the requirements of any market or stock exchange upon which the shares of the Company (including the Shares) may then be listed. As a condition to the conversion of the Restricted Stock Right, the Company may require the Recipient to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of any applicable securities laws. The Company shall have no obligation to the Recipient, express or implied, to list, register or otherwise qualify any Shares issued to the Recipient pursuant to the conversion of the Restricted Stock
Right. Shares issued upon the conversion of the Restricted Stock Right may not be transferred except in accordance with applicable securities laws. At the Company's election, any certificate evidencing the Shares issued to the Recipient will bear appropriate legends restricting transfer under applicable law.

Section 6.  Disputes.

Any dispute arising out of or in connection with this Agreement shall be finally settled under the commercial rules of the American Arbitration Association by one or more arbitrators appointed in accordance with such rules. The place of arbitration shall be Phoenix, Arizona, U.S.A., and the arbitration shall be conducted in the English language.

Section 7.  Governing Law.

This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, U.S.A., which shall be the proper law of this Agreement notwithstanding any rules of conflict of laws or private international law therein contained under which any other law would be made applicable.

Section 8.  Miscellaneous.

The following general provisions shall apply to the Restricted Stock Right granted pursuant to this Agreement:

      (a) Neither the Recipient nor any person claiming under or through the Recipient will have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon the conversion of the Restricted Stock Right unless and until certificates representing such Shares have been issued and delivered or, if Shares may be held in uncertificated form, unless and until the appropriate entry evidencing such transfer is made in the stockholder records of the Company; provided, however, that Recipient shall receive, as additional compensation, payments equivalent to any dividend paid on of the Company's Common Stock prior to the Vesting Date in an amount equal to the dividend that would have been paid on Shares subject to the Restricted Stock Right had they been outstanding on the record date for such dividend.

      (b) Subject to the limitations in this Agreement on the transferability by the Recipient of the Restricted Stock Right and any Shares issued pursuant thereto, this Agreement will be binding on and inure to the benefit of the successors and assigns of the


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parties hereto.

      (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

      (d) This Agreement and the Change in Control Agreement, together with the Plan, embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior written, or prior or contemporaneous oral, understandings, agreements or representations by or among any of the parties that may have related to the subject matter hereof in any way. In the event of any inconsistency or conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. In the event of any conflict or inconsistency between the provisions of this Agreement and the Change in Control Agreement regarding the acceleration of the vesting provisions hereof, the terms of the Change in Control Agreement shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.

      (e) Nothing in this Agreement or the Plan shall be construed as giving the Recipient the right to be retained as an officer, consultant, advisor or employee of the Company or any of its Affiliates. In addition, the Company or an Affiliate may at any time dismiss the Recipient without any liability or any claim under this Agreement unless otherwise expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

eFunds Corporation                        Recipient


By: /s/ Paul F. Walsh                     By: /s/ Steven F. Coleman
    -----------------                         ---------------------
Title:                                            Steven F. Coleman


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